UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 12, 2021

GREAT SOUTHERN BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     (417) 887-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GSBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2021, Great Southern Bancorp, Inc. ("Bancorp") held its 2021 Annual Meeting of Stockholders. A quorum was present and the results of the meeting, which exclude the shares beneficially owned in excess of the 10% voting limitation in Bancorp's charter by the persons believed by Bancorp to be subject to that limitation, are as follows:

1)	Election of three directors, each for a term of three years:

	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas J. Carlson	6,222,780	3,462,001	2,129,287
Debra M. Hart	6,545,421	3,139,360	2,129,287
Joseph W. Turner	9,609,618	75,163	2,129,287

2)	Advisory (non-binding) vote on executive compensation:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
6,445,110	3,212,755	26,916	2,129,287

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

3)	Ratification of the appointment of BKD, LLP as Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
11,587,700	211,871	14,497	---

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date: May 14, 2021	By:	/s/ Joseph W. Turner
Joseph W. Turner, President
and Chief Executive Officer